For further information, contact Jack B. Lay Senior Executive Vice President and Chief Financial Officer (636) 736-7000
FOR IMMEDIATE RELEASE
REINSURANCE GROUP OF AMERICA’S CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER TO SPEAK AT RAYMOND JAMES
INSTITUTIONAL INVESTORS CONFERENCE
     ST. LOUIS, March 4, 2009 — A. Greig Woodring, president and chief executive officer, and Jack Lay, senior executive vice president and chief financial officer of Reinsurance Group of America, Incorporated (NYSE:RGA), will present at the Raymond James 30th Annual Institutional Investors Conference on Wednesday, March 11, at approximately 12:10 p.m. (Eastern Time).
     A live audio webcast of the presentation will be available online at http://www.wsw.com/webcast/rj43/rga/. Webcast viewers are encouraged to visit the Web site at least 15 minutes prior to the presentation to download and install any necessary software. Presentation slides for Messrs. Woodring and Lay will be available at www.rgare.com (through the link on the Investor Relations page).
     Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.1 trillion of life reinsurance in force, and assets of $21.7 billion.
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